Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in this amendment No.5 to Registration Statement on Form F-3 of Skillful Craftsman Education Technology Ltd and to the incorporation by reference of our report dated July 20, 2021 relating to the consolidated financial statements, which appears in Skillful Craftsman Education Technology Ltd, Form 20-F for the year ended March 31, 2021.

/s/ TPS Thayer, LLC
TPS Thayer, LLC
Sugar Land, Texas
June 10, 2022